UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

CleanSpark, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave. Suite A - 638
Henderson, Nevada		89052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 989-7692

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Wyoming Acquisition

On May 29, 2024, CleanSpark, Inc., through its wholly-owned subsidiary, CSRE Properties Wyoming, LLC ("Wyoming Buyer"), entered into amended Purchase and Sale Agreements with MineOne Wyoming Data Center LLC (the "Seller"), amending the original agreement dated May 8, 2024.

The original transaction, as disclosed in the 8-K filed on May 9, 2024, anticipated the purchase of approximately seventeen (17) acres of real property (the "Wyoming Property") located in Wyoming, comprising two parcels, for a total purchase price of $18,750,000, allocated as $11,250,000 for Parcel 1 and $7,500,000 for Parcel 2, and a contingent payment of up to $13,750,000.

Due to federal regulatory consent requirements relating to Parcel 1, the agreement was renegotiated and split into two agreements: the first agreement for Parcel 1, with a purchase price of $11,250,000, and the second agreement for Parcel 2, with a purchase price of $11,250,000, with no contingent payment requirements for either parcel.

The foregoing descriptions are qualified in their entirety by reference to the full text of the agreements attached as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement for Parcel 1, dated May 29, 2024
10.2	Purchase and Sale Agreement for Parcel 2, dated May 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Date:	May 31, 2024	By:	/s/ Zachary Bradford
Name: Zachary Bradford Title: Chief Executive Officer